===========================================================================

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                 __________________________________



                              FORM 8-K

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  July 16, 1999



                            INTRAV, INC.
       (Exact name of registrant as specified in its charter)


        MISSOURI                0-25990                43-1323155
    (State or other         (Commission File        (I.R.S. Employer
    jurisdiction of             Number)              Identification
     organization)                                       Number)



              7711 BONHOMME AVENUE
              ST. LOUIS, MISSOURI                      63105-1961
    (Address of principal executive offices)           (Zip Code)



    Registrant's telephone number, including area code:  (314) 727-0500



===========================================================================

ITEM 5. OTHER EVENTS

        On July 16, 1999, Intrav, Inc., a Missouri corporation ("Intrav"), Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland ("Kuoni"), Diamond Holding Delaware, Inc., a Delaware corporation, and Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly owned subsidiary of Kuoni ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Acquisition will be merged with and into Intrav (the "Merger"). The Board of Directors of Intrav unanimously approved the Merger at its meeting held on July 16, 1999.

        In accordance with the Merger Agreement, each share of Intrav common stock, $.01 par value (the "Intrav Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive $21.32 (the "Merger Consideration"). In addition, at the Effective Time, each right with respect to Intrav Common Stock pursuant to a stock option outstanding at the Effective Time, whether or not then exercisable, will be converted into the right to receive an amount in cash equal to the product of the number of shares of Intrav Common Stock subject to the option and the difference, if any, between the Merger Consideration and the exercise price of such option.

        Consummation of the Merger is subject to various conditions, including: (i) the approval of the Merger and the Merger Agreement by the shareholders of Intrav; (ii) the expiration or earlier termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) all approvals necessary under Section 721 of Title VII of the Defense Production Act of 1950, as amended; (iv) the non-withdrawal by Stifel, Nicolaus & Company, Incorporated of its opinion addressed to Intrav that the Merger Consideration is fair to the shareholders of Intrav from a financial point of view; (v) the completion of certain transactions involving the sale or other disposition of Intrav's two U.S. flagged vessels; and (vi) the satisfaction of certain other conditions.

        Under the Merger Agreement, Intrav agreed to submit the Merger Agreement and the transactions contemplated thereby for approval at a meeting of the shareholders of Intrav. In connection with the Merger Agreement, Barney A. Ebsworth, who, through The Revocable Trust of Barney A. Ebsworth, dated July 23, 1986, as amended (the "Trust"), has voting power over approximately 74.7% of the outstanding shares of Intrav Common Stock, based upon 5,114,200 shares of Intrav Common Stock outstanding on July 16, 1999, has agreed with Kuoni pursuant to a separate Majority Shareholder Agreement, dated as of July 16, 1999 (the "Majority Shareholder Agreement"), by and among Kuoni, the Trust and Mr. Ebsworth, to vote all shares of Intrav Common Stock held by the Trust in
favor of the Merger Agreement and the Merger.   In addition, the Trust
granted to Kuoni an irrevocable option to purchase at a price of $21.32 per share, under certain circumstances, up to 24.9% of the total number of shares of Intrav Common Stock outstanding on the date of exercise of the option (the "Kuoni Option"). The Majority Shareholder Agreement also provides that, during the time that the Kuoni Option is exercisable, if the Trust sells or agrees to sell its shares of Intrav Common Stock to another party and receives in consideration for such sale an amount in excess of $21.32 per share, the Trust will pay to Kuoni the excess of such price over $21.32 on all shares sold by the
Trust in such transaction.   The Majority Shareholder Agreement was
entered into by Mr. Ebsworth and the Trust as an inducement to Kuoni to enter into the Merger Agreement.

        Each of the preceding descriptions of the Merger Agreement and the Majority Shareholder Agreement is qualified in its entirety by reference to the copies of the Merger Agreement and Majority Shareholder Agreement included as Exhibits 2.1 and 2.2 hereto, respectively, and which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits.
               --------

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger, dated as of July 16, 1999, by and among Kuoni Reisen Holding AG, Diamond Holding Delaware, Inc., Diamond Acquisition Subsidiary Missouri, Inc. and Intrav, Inc.

2.2 Majority Shareholder Agreement, dated as of July 16, 1999, by and among Kuoni Reisen Holding AG and The
               Revocable Trust of Barney A. Ebsworth, dated July 23, 1986, as amended, and Barney A. Ebsworth.

99.1 Text of press release, dated July 16, 1999, issued by Intrav, Inc.

                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 1999

                              INTRAV, INC.



                              By:/s/ Wayne L. Smith II
                                 ----------------------------------------
                                 Wayne L. Smith II
                                 Executive Vice President and
                                 Chief Financial Officer

                           EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger, dated as of July 16, 1999, by and among Kuoni Reisen Holding AG, Diamond Holding Delaware, Inc., Diamond Acquisition Subsidiary Missouri, Inc. and Intrav, Inc.

2.2 Majority Shareholder Agreement, dated as of July 16, 1999, by and among Kuoni Reisen Holding AG and The
               Revocable Trust of Barney A. Ebsworth, dated July 23, 1986, as amended, and Barney A. Ebsworth.

99.1 Text of press release, dated July 16, 1999, issued by Intrav, Inc.